                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            Parker Drilling Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

(PARKER DRILLING COMPANY LOGO)

Notice of Annual Meeting of Shareholders and Proxy Statement
March 21, 2003

                                                          LETTER TO STOCKHOLDERS

MARCH 21, 2003

DEAR FELLOW SHAREHOLDERS:

We are pleased to offer you this invitation to attend our 2002 Annual Meeting of Stockholders. The meeting will be held on Wednesday, April 30, 2003, at 10 a.m. Central Time, at the Westlake Club, 570 Westlake Park Boulevard, Houston, Texas.

At the meeting we will:

        o elect two Class I directors for three-year terms,

        o consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2003, and

        o conduct any other business properly coming before the meeting.

We also will report on our performance in 2002 and answer your questions. You will have the opportunity to meet the directors and officers of the Company as well as our independent accountants.

In October 2002, we announced the appointment of James W. Whalen as Senior Vice President and Chief Financial Officer. Mr. Whalen has more than 20 years experience as a financial officer of public companies with an emphasis in financial markets, acquisitions and divestitures. Mr. Whalen has already made a significant contribution to refining the strategic plan of the Company and we are confident that implementation of this plan will significantly improve performance of the Company.

We also are announcing that effective April 30, 2003, Mr. David L. Fist and Mr. James W. Linn will be retiring from our board of directors. Mr. Fist has been a longtime counsel to the Company and joined our board in 1986. Mr. Linn has also made a significant contribution to the Company, having retired last year as Executive Vice President and Chief Operating Officer. We thank both of them for their many years of exemplary service.

Again this year, all stockholders will be able to vote on the Internet. Last year, a significant number of our stockholders took advantage of Internet voting. We encourage you to vote on the Internet. It is a simple process and the least expensive way for us to process your vote.

We look forward to seeing you at the meeting. If you cannot attend the meeting, please log-on to our Web site at www.parkerdrilling.com as we will be posting a summary of the meeting shortly thereafter.

Sincerely,


    /s/ ROBERT L. PARKER   /s/ ROBERT L. PARKER JR.
    Robert L. Parker       Robert L. Parker Jr.

    Chairman of the Board  President and Chief Executive Officer

 TABLE OF CONTENTS

                                                             PAGE
NOTICE OF 2002 ANNUAL MEETING...............................   3
PROXY STATEMENT.............................................   4
QUESTIONS AND ANSWERS.......................................   5
PROPOSALS TO BE VOTED ON....................................   9
THE BOARD OF DIRECTORS......................................  10
BOARD AND COMMITTEE MEETINGS................................  13
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................  14
DIRECTOR COMPENSATION.......................................  15
PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF
  MANAGEMENT................................................  16
PERFORMANCE GRAPH...........................................  18
EXECUTIVE COMPENSATION......................................  19
   SUMMARY COMPENSATION TABLE...............................  19
   OPTIONS GRANTED..........................................  21
   EQUITY COMPENSATION PLAN INFORMATION.....................  22
   OPTIONS EXERCISED........................................  23
COMPENSATION COMMITTEE REPORT...............................  24
AUDIT COMMITTEE REPORT......................................  28
OTHER INFORMATION...........................................  31
   RELATED TRANSACTIONS.....................................  31
   EMPLOYMENT AGREEMENTS....................................  32
   OTHER SEVERANCE AGREEMENTS...............................  33
   INDEMNIFICATION..........................................  33
   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING.............  34
   COSTS OF PROXY SOLICITATION..............................  34
   REQUIREMENTS AND DEADLINES FOR SUBMISSION OF SHAREHOLDER
     PROPOSALS AND NOMINATION OF DIRECTORS..................  35
APPENDIX A
AUDIT COMMITTEE CHARTER.....................................  36

                                                   NOTICE OF 2002 ANNUAL MEETING

The 2002 Annual Meeting of Stockholders of Parker Drilling Company will be held on Wednesday, April 30, 2003, at 10 a.m., Central Time, at the Westlake Club, 570 Westlake Park Boulevard, Houston, Texas, to conduct the following items of business:

        o elect two directors to three-year terms,

        o consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for 2003, and

        o conduct any other business properly coming before the meeting.

Stockholders who owned shares of our stock at the close of business on March 12, 2003, are entitled to attend and vote at the meeting. A complete list of these stockholders will be available at our office at 1401 Enclave Parkway, Suite 600, Houston, Texas 77077, prior to the meeting.

By Order of the Board of Directors,

/s/ RONALD C. POTTER
Ronald C. Potter
Corporate Secretary

 PROXY STATEMENT

As a stockholder of record of Parker Drilling Company on March 12, 2003, you have a right to vote on certain matters affecting the Company. This proxy statement discusses the proposals you are voting on this year. Please read this proxy statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

In this proxy statement, we refer to Parker Drilling Company as the "Company". We also refer to this proxy statement, the proxy card and our 2002 10-K/Annual Report as the "proxy materials".

The Board of Directors is sending proxy materials to you and all other stockholders on or about March 21, 2003. The Board is asking you to vote your shares by completing and returning the proxy card or otherwise submitting your vote in a manner described later in this proxy statement under "Questions and Answers -- How Do I Vote?".

                                                           QUESTIONS AND ANSWERS

Q: WHO CAN VOTE AT THE ANNUAL MEETING?

A: Stockholders who owned Company common stock on March 12, 2003, may attend and vote at the annual meeting. Each share is entitled to one vote. There were 92,896,060 shares of Company common stock outstanding on March 12, 2003.

Q: WHAT IS IN THIS PROXY STATEMENT?

A: This proxy statement describes the proposals on which we would like you, as a stockholder, to vote. It also gives you information on the proposals, as well as other information, so that you can make an informed decision.

Q: WHAT IS THE PROXY CARD?

A: The proxy card enables you to appoint Robert L. Parker and Robert L. Parker Jr. as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing Robert L. Parker and Robert L. Parker Jr. to vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change. Alternatively, you may vote by telephone or on the Internet, as described in "How Do I Vote?".

Q: WHAT AM I VOTING ON?

A: We are asking you to vote on:

o the election of two directors for a term of three years,

o a proposal to ratify the appointment of PricewaterhouseCoopers LLP ("PWC") as the Company's independent accountants for 2003.

Q: HOW DO I VOTE?

A: YOU MAY VOTE BY MAIL.

You do this by completing and signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

o as you instruct, and

o according to the best judgment of Robert L. Parker and Robert L. Parker Jr. if a proposal comes up for a vote at the meeting that is not on the proxy card.

If you do not mark your voting instructions on the proxy card, your shares will be voted:

o for the two named nominees for directors,

o for the proposal to ratify the appointment of PWC as the Company's independent accountants for 2003, and

o according to the best judgment of Robert L. Parker and Robert L. Parker Jr. if a proposal comes up for a vote at the meeting that is not on the proxy card.

YOU MAY VOTE BY TELEPHONE.
You do this by following the "Vote by Telephone" instructions that came with your proxy statement. If you vote by telephone, you do not have to mail in your proxy card.

YOU MAY VOTE ON THE INTERNET.
You do this by following the "Vote by Internet" instructions that came with your proxy statement. If you

 QUESTIONS AND ANSWERS

vote on the Internet, you do not have to mail in your proxy card.

YOU MAY VOTE IN PERSON AT THE MEETING.
We will pass out written ballots to anyone who wants to vote in person at the meeting. However, if you hold your shares in "street" name, you must request a proxy from your stockbroker in order to vote at the meeting. Holding shares in "street" name means you hold them through a brokerage firm, bank or other nominee, and, therefore, the shares are not held in your individual name.

Q: HOW DO I VOTE MY STOCK BONUS PLAN 401(k) SHARES?

A: The proxy card you receive from our transfer agent will include your shares held under the Parker Drilling Company Stock Bonus Plan 401(k). By completing and returning your proxy card, you provide voting instructions:

o to the Stock Bonus Plan's purchasing agent for shares you hold through the plan, and

o to the transfer agent for shares you hold in your individual name at Wells Fargo Bank Minnesota, N.A.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted.

If you would like to combine various household accounts into one for purposes of proxy solicitation, please call our stock transfer agent, (800) 468-9716, and instruct the shareowner services representative to do so.

Q: WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A: You may revoke your proxy and change your vote by:

o signing another proxy card with a later date and returning it before the polls close at the meeting,

o voting by telephone or on the Internet before 12:00 p.m., Central Time, on April 29, 2003, (your latest telephone or Internet vote is counted), or

o voting at the meeting.

Q: WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?

A: If your shares are held in "street" name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under New York Stock Exchange rules to vote customers' unvoted shares on some "routine" matters. The New York Stock Exchange has determined that the election of directors and approval of independent accountants described later under "Proposals To Be Voted On" are considered routine matters. If you do not give a proxy to vote your shares, your brokerage firm may either:

o vote your shares on routine matters, or leave your shares unvoted.

When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote customers' unvoted shares on non-routine matters. These shares are considered not entitled to vote on non-routine matters, rather than as a vote against the matters.

                                                           QUESTIONS AND ANSWERS

We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures that your shares will be voted at the meeting.

You may have granted your stockbroker discretionary voting authority over your account.

Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

A purchasing agent under a retirement plan may be able to vote a participant's unvoted shares. If you are a participant in the Stock Bonus Plan 401(k), the Plan's purchasing agent, under certain circumstances, can vote your shares.

Q: HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A: To hold the meeting and conduct business, a majority of the Company's outstanding shares as of March 12, 2003, must be present at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:

o is present and votes in person at the meeting, or

o has properly submitted a proxy (including voting by telephone or over the Internet).

Q: HOW MANY VOTES MUST THE NOMINEES RECEIVE TO BE ELECTED AS DIRECTORS?

A: The two nominees receiving the highest number of votes for election will be elected as directors. This number is called a plurality of the votes cast.

Q: HOW MANY VOTES MUST PRICEWATERHOUSECOOPERS LLP RECEIVE TO BE APPROVED AS INDEPENDENT ACCOUNTANTS?

A: PricewaterhouseCoopers LLP will be approved if a majority of the shares present at the meeting in person or by proxy vote for approval.

Q: WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?

A: The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy, Robert L. Parker and Robert L. Parker Jr. can vote your shares for a substitute nominee. They cannot vote for more than two nominees.

Q: HOW ARE VOTES COUNTED?

A: You may vote either "for" each director nominee or withhold your vote from any one or all of the nominees.

You may vote "for" or "against" the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accounts or "abstain" from voting on this proposal. If you abstain from voting, it will have the same effect as a vote "against" this proposal.

If you give your proxy without voting instructions, your shares will be counted as a vote for each director nominee and for the proposal to approve PricewaterhouseCoopers LLP as independent accountants for 2003.

 QUESTIONS AND ANSWERS

Voting results are tabulated and certified by our transfer agent, Wells Fargo Bank Minnesota, N.A.

Q: IS MY VOTE KEPT CONFIDENTIAL?

A: Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q: HOW DO I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce voting results at the meeting. We will publish these results in our quarterly report on Form 10-Q for the first quarter of 2003 which will be available on our Web site at www.parkerdrilling.com. We will file that report with the Securities and Exchange Commission, and you can get a copy by contacting our Investor Relations Department at (281) 406-2370 or the SEC at
(202) 942-8090 for the location of the nearest public reference room. You can also get a copy on the Internet through the SEC's electronic data system ("EDGAR") at www.sec.gov or under SEC filings in the Investor Relations section of the Company's Web site.

                                                        PROPOSALS TO BE VOTED ON

1. ELECTION OF DIRECTORS

Nominees for directors this year are R. Rudolph Reinfrank and John W. Gibson Jr. These two directors, along with Mr. David L. Fist and Mr. James W. Linn, currently comprise Class I of the three classes of directors. Mr. Fist and Mr. Linn are retiring from the board effective April 30, 2003, and are not standing for election.

Each of the two nominees for director this year are currently a director of the Company and have consented to serve a three-year term. Mr. Reinfrank has previously stood for election, but this is the first year for Mr. Gibson to stand for election since he was appointed by the board in December 2001.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

2. RATIFICATION OF
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR 2003

We are asking the stockholders to approve a proposal to ratify the appointment of PricewaterhouseCoopers LLP ("PWC") as independent accountants for the Company for 2003. The Board of Directors, upon recommendation of the Audit Committee, has unanimously selected PWC as independent accountants for 2003, subject to approval of the stockholders. A representative of PWC will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR 2003.

3. OTHER BUSINESS

The Board of Directors knows of no other business to be considered at the meeting. However, if:

o other matters are properly presented at the meeting, or for any adjournment or postponement of the meeting, and

o you have properly submitted your proxy,

then Robert L. Parker and Robert L. Parker Jr. will, with your proxy, vote your shares on those matters according to their best judgment.

 THE BOARD OF DIRECTORS

NOMINEES FOR DIRECTOR (CLASS I) -- WITH TERM OF OFFICE EXPIRING AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

R. RUDOLPH REINFRANK
DIRECTOR SINCE 1993
Mr. Reinfrank, age 47, is a co-founder of Clarity Partners, where he has held the position of managing general partner since 1997. Prior to the formation of Clarity Partners, Mr. Reinfrank co-founded Rader Reinfrank & Co., LLC, Beverly Hills, California. From May 1993 through December 1996, Mr. Reinfrank was a managing director of the Davis Companies.

JOHN W. GIBSON JR.
DIRECTOR SINCE 2001
Mr. Gibson, age 45, was appointed president and chief executive officer of Halliburton's Energy Services Group in January 2003. He had been president of Halliburton Energy Services since March 2002. Mr. Gibson had previously been with Landmark Graphics Corporation, serving as president and chief executive officer since 2000 and earlier as chief operating officer. He joined the company in 1994 and held various executive positions, including executive vice president of Landmark's Integrated Products group, and president and vice president of Landmark's Zycor Division.

                                                          THE BOARD OF DIRECTORS

CONTINUING DIRECTORS (CLASS II) -- WITH TERM OF OFFICE EXPIRING AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS

BERNARD DUROC-DANNER
DIRECTOR SINCE 1996
Mr. Duroc-Danner, age 49, is chairman, president and chief executive officer of Weatherford International, Inc., having held these positions since May 1998. For the previous five years he held the positions of president, chief executive officer and director of Energy Ventures, Inc. ("EVI"). Weatherford International, Inc. is an international manufacturer and supplier of oilfield equipment. Mr. Duroc-Danner is also chairman of Grant Prideco and a director of Caldive International and Universal Compression.

JAMES E. BARNES
DIRECTOR SINCE 1998
Mr. Barnes, age 69, served as chairman, president and chief executive officer of MAPCO Inc., a diverse Fortune 500 energy company, from 1986 until 1998, at which time it merged with the Williams Companies. Mr. Barnes also serves on the boards of Stillwell Financial, Inc. (formerly known as Kansas City Southern Industries, Inc.), BOK Financial Corp. and SBC Communications Inc.

ROBERT M. GATES
DIRECTOR SINCE 2001
Dr. Gates, age 59, is president of Texas A&M University, having been appointed to this position in 2002. Previously, he was director of the Central Intelligence Agency, which he joined in 1966. From 1991 to 1993 he served as director of central intelligence, where he led all U.S. foreign intelligence agencies and directed the CIA. From 1999 to 2001, he served as Dean of the George Bush School of Government and Public Service at Texas A&M University. Dr. Gates is a member of the board of trustees of The Fidelity Funds, and a member of the board of directors of TRW, Inc., and NACCO Industries. He serves as senior adviser or consultant to several major international firms, and is a trustee of the Charles Stark Draper Laboratory in Boston and the Forum for International Policy. He is on the national executive board of the Boy Scouts of America and president of the National Eagle Scout Association.

 THE BOARD OF DIRECTORS

CONTINUING DIRECTORS (CLASS III) -- WITH TERM OF OFFICE EXPIRING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

ROBERT L. PARKER
DIRECTOR SINCE 1969
Mr. Parker, age 79, chairman of the board, served as president and chief executive officer of the Company from 1954 until 1991, since which time he has served only as chairman. He also serves on the board of directors of Clayton Williams Energy, Inc., BOK Financial Corporation, and Wells Fargo Bank Texas, N.A. -- Kerrville. He is the father of Robert L. Parker Jr.

ROBERT L. PARKER JR.
DIRECTOR SINCE 1973
Mr. Parker Jr., age 54, is president and chief executive officer, having joined the Company in 1973. He was elected president and chief operating officer in 1977 and chief executive officer in 1991. He previously was elected a vice president in 1973 and executive vice president in 1976. Mr. Parker Jr. is on the board of directors of the University of Texas Engineering Foundation Advisory Council, the University of Texas Development Board and the International Association of Drilling Contractors. He is the son of Robert L. Parker.

SIMON E. KUKES
DIRECTOR SINCE 2000
Mr. Kukes, age 56, joined the Company's board in July 2000. He serves as president and chief executive officer of Moscow-based Tyumen Oil Company, one of the world's top 15 private oil companies, having held this position since 1998. He also serves as advisor to the Foreign Policy Association. Mr. Kukes graduated cum laude from Moscow Chemical Technical Institute in 1969 and gained his doctorate in kinetic chemical processes in 1973. From 1979 to 1998, he held top management positions with Phillips Petroleum and Amoco Oil.

NUMBER OF DIRECTORS AND TERMS

The Company currently has ten directors, which number of directors will be reduced to eight effective as of April 30, 2003, pursuant to the retirement of Mr. Fist and Mr. Linn. The board of directors has amended the By-Laws to establish that the Company shall have eight directors effective as of April 30, 2003. Each current director was elected by the stockholders except for Mr. Gibson, who was appointed by the Board of Directors ("Board") in December 2001 and will stand for election this year and Mr. Gates, who was appointed by the Board in July 2001 and will stand for election as a Class II Director at the 2003 Annual Meeting. The remaining six directors will continue to serve the terms described in their biographies above.

Our directors serve staggered terms. This is accomplished as follows:

o each director who is elected at an annual meeting of stockholders serves a three-year term,

o the directors are divided into three classes,

o the classes are as nearly equal in number as possible, and

o the term of each class begins on a staggered schedule.

                                                    BOARD AND COMMITTEE MEETINGS

The Board of Directors ("Board") held nine meetings during 2002, including four regular meetings and five telephonic meetings. Each director attended or participated in all meetings of the Board and applicable committee meetings during 2002, with the exception of the following directors who missed the specified number of meetings: Mr. Duroc-Danner (5), Mr. Kukes (4), Mr. Gibson
(3), Mr. Reinfrank and Mr. Gates (2) and Mr. Fist (1). The following table describes the Board's committees. The Board has a standing Audit Committee and Compensation Committee. The Board does not currently have a Nominating Committee or a committee serving a similar function, but a Nominating/Governance Committee has been approved by the Board and is anticipated to be fully functioning by April 2003.

                                                         NUMBER OF
NAME OF COMMITTEE     FUNCTIONS OF THE                   MEETINGS
AND MEMBERS           COMMITTEE                          IN 2002
------------------------------------------------------------------

AUDIT                 Assist the board in monitoring:    Six (6)
                      o the integrity of the financial
James E. Barnes*      statements,
R. Rudolph Reinfrank  o the independent accountants
Robert M. Gates       qualifications and independence,
                      o the performance of the internal
                      audit function and independent
                      accountants, and
                      o the compliance by the Company
                      with legal and regulatory
                      requirements
------------------------------------------------------------------

COMPENSATION          o determines the compensation of   Seven (7)
                      the Chief Executive Officer
R. Rudolph            o reviews and approves:
Reinfrank*                  o compensation philosophy
David L. Fist         of officers and key employees
John W. Gibson Jr.          o programs for annual and
James E. Barnes       long-term compensation
                            o other executive programs
                      o reviews, approves and
                      recommends to the Board the
                      granting of options under stock
                      plans and bonus awards under
                      incentive compensation plans

 * Chairperson

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2002:

o none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

o none of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeded $60,000;

o none of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if there was no committee like that, the entire board of directors) of another entity where one of that entity's executive officers served on the Company's Compensation Committee;

o none of the Company's executive officers was a director of another entity where one of that entity's executive officers served on the Company's Compensation Committee; and

o none of the Company's executive officers served on the Compensation Committee (or another board committee with similar functions or, if there was no committee like that, the entire board of directors) of another entity where one of that entity's executive officers served as a director on the Company's Board of Directors.

                                                           DIRECTOR COMPENSATION

We pay directors who are also officers of the Company $3,000 for each meeting of the directors.

In 2002, compensation for non-employee directors included the following:

o an annual retainer of $10,000

o $3,000 for each board meeting

o $2,000 for each committee meeting

o expenses of attending board and committee meetings

Non-employee directors may participate in the 1997 Parker Drilling Company Stock Plan. Under this Plan non-employee directors are granted stock options at the direction of the Board of Directors or the Compensation Committee. Stock Options granted in 2002 to non-employee directors are listed in the table on page 22.

 PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information concerning beneficial ownership of the Company's common stock as of January 31, 2003, by (a) all persons known by the Company to be beneficial owners of more than five percent (5%) of such stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation table, and (d) all directors and executive officers as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

                 AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

                                       SHARES         RIGHT       OTHER    PERCENT OF
                                        OWNED       TO ACQUIRE    STOCK    OUTSTANDING
NAME                                   (#)(1)         (#)(2)     (#)(3)     SHARES(4)
--------------------------------------------------------------------------------------
MELLON FINANCIAL CORPORATION          6,209,138(5)                           6.70%
DIMENSIONAL FUND ADVISORS             5,093,000(6)                           5.50%
ROBERT L. PARKER                      4,078,343(7)    533,750     11,250     4.95%
ROBERT L. PARKER JR.                    236,679(8)    987,250    123,750     1.31%
ROBERT F. NASH                            1,368        67,500    127,500         *
THOMAS L. WINGERTER                      45,243(9)    268,250     63,750         *
W. KIRK BRASSFIELD                        6,288       115,000     60,000         *
JAMES W. LINN                           170,920       515,500      2,500         *
DAVID L. FIST                               600        69,500      2,500         *
R. RUDOLPH REINFRANK                      4,000        69,500      2,500         *
BERNARD DUROC-DANNER                         --        29,823      2,040         *
JAMES E. BARNES                          30,000(10)    24,500      2,500         *
SIMON G. KUKES                           10,000        17,500      2,500         *
ROBERT M. GATES                           2,000        10,000     10,000         *
JOHN W. GIBSON JR.                        5,000        10,000     10,000         *
JAMES J. DAVIS                          102,459(11)   519,750     71,250         *
(FORMER CFO)

DIRECTORS AND EXECUTIVE OFFICERS AS
  A GROUP (14 PERSONS)                4,692,900     3,237,823    492,040     8.30%

--------------------------------------------------------------------------------------

*       Less than 1%

                     PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

(1)  Includes shares for which the person:

       o has sole voting and investment power, or

       o has shared voting and investment power with his/her spouse Excludes shares that:

       o may be acquired through stock option exercises
(2)  Shares that can be acquired through stock option exercises within sixty
     (60) days of date of proxy.
(3) Shares subject to a vesting schedule, forfeiture risk and other restrictions.
(4) Shares of common stock which are not outstanding but which could be acquired by a person upon exercise of an option within 60 days of the Proxy Statement are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
(5) Based on information obtained from 13G filed by Mellon Financial dated January 2, 2003.
(6) Based on information obtained from 13G filed by Dimensional Fund Advisors dated February 7, 2003.
(7) Includes 67,200 shares owned by Mr. Parker's spouse, as to which shares Mr. Parker disclaims any beneficial ownership and has no voting control and 3,796,045 shares held by the Robert L. Parker Trust, over which Mr. Parker has sole voting control and shared dispositive power.
(8) Includes 5,760 shares held as trustee for Mr. Parker Jr.'s nieces, as to which he disclaims any beneficial ownership.
(9) Includes 3,200 shares held in Mr. Wingerter's daughter's name as part of UTMa and Education Trust Account
(10) All shares are held by the James E. Barnes Revocable Trust.
(11) Includes 77,200 shares held by Mr. Davis' spouse in a trust over which she is trustee only.

 PERFORMANCE GRAPH

The following performance graph compares cumulative total stockholder returns on the Company's common stock compared to the Philadelphia Oil Service Index ("OSX") and a Peer Group Index consisting of Nabors Industries, Rowan Companies, Inc., Noble Drilling Corp., Helmerich & Payne and Pride International, Inc., calculated as of the end of each year beginning December 31, 1998, through December 31, 2002. The graph assumes $100 was invested on December 31, 1998, in the Company's common stock and in each of the referenced indices.

PERFORMANCE GRAPH


                         (Perf Graph)

                                 98       99       00       01       02
Parker Drilling                100.00    99.95   158.75   115.71    69.61
Philadelphia OSX               100.00   166.82   242.15   169.11   168.25
Peer Group (HP, NBR, NE, RDC,
  PDE)                         100.00   194.02   315.68   217.08   216.62

                                                          EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for services rendered in all capacities to the Company by the chief executive officer and the four next most highly compensated executive officers of the Company and Mr. Davis, former CFO (collectively, the "Named Executive Officers"), for the year ended December 31, 2002, for the year ended December 31, 2001, and for the year ended December 31, 2000.

SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                    ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                                     OTHER       RESTRICTED   SECURITIES
                                                     ANNUAL        STOCK      UNDERLYING    ALL OTHER
      NAME AND                SALARY     BONUS    COMPENSATION     AWARDS      OPTIONS/    COMPENSATION
 PRINCIPAL POSITION    YEAR   ($)(1)      ($)        ($)(2)         ($)        SARS(#)         ($)
-------------------------------------------------------------------------------------------------------
Robert L. Parker Jr.   2002   549,500               115,870                    150,000         8,678(3)
PRESIDENT AND          2001   507,096   320,000                                 45,000       194,321
CHIEF EXECUTIVE        2000   493,000   200,000                                               10,703
OFFICER

Robert L. Parker       2002   477,000               128,045                                   13,850(4)
CHAIRMAN               2001   462,000   280,000     122,615                     45,000       206,800
                       2000   468,000   175,000     139,406                                  123,222

Robert F. Nash         2002   271,154                                          120,000        16,423(5)
EXECUTIVE VICE         2001       N/A                                           75,000
PRESIDENT AND          2000       N/A
CHIEF OPERATING
OFFICER

Thomas L. Wingerter    2002   200,000                                           70,000        20,847(6)
VICE PRESIDENT -       2001   200,184    84,000                                 45,000         6,059
OPERATIONS             2000   170,000   137,118                                                6,722

W. Kirk Brassfield     2002   161,000                                           70,000        29,680(7)
VICE PRESIDENT         2001   155,877    67,620                                 30,000        71,203
AND CORPORATE          2000   130,800    66,420                                                5,292
CONTROLLER

James J. Davis         2002   222,436                                          120,000       764,412(8)(9)
(former CFO)           2001   265,014   170,000                                 45,000        92,458
                       2000   220,000   125,000                                                8,887

 EXECUTIVE COMPENSATION

(1) For each of the employed directors, includes director's fees of $27,000, $12,000 and $18,000 for the years 2002, 2001 and 2000, respectively.
(2) No compensation was received by the Named Executive Officers which requires disclosure in this column except for Mr. Parker and Mr. Parker Jr. Mr. Parker's Other Annual Compensation in 2002 includes $41,104 for tax preparation and $72,914 for salaries and benefits to employees who work jointly for the Company and the Robert L. Parker Trust.
(3) Mr. Parker Jr.'s All Other Compensation for 2002 is comprised of Company matching contributions to its 401(k) plan of $7,930 and $748 representing the full dollar value of the term portion of a company paid life insurance premium.
(4) Mr. Parker's All Other Compensation for 2002 is comprised of Company matching contributions to its 401(k) plan of $8,000. See caption "Related Transactions" on page 33.
(5) Mr. Nash's All Other Compensation for 2002 is comprised of Company matching contributions to its 401(k) plan of $4,423 and $12,000 for car allowance.
(6) Mr. Wingerter's All Other Compensation for 2002 is comprised of Company matching contributions to its 401(k) plan of $4,545, $6,215 for car allowance and a $10,087 bonus in view of the Company's decision not to pay further premiums for split dollar life insurance pending clarification of the rules under the Sarbanes-Oxley Act of 2002.
(7) Mr. Brassfield's All Other Compensation for 2002 is comprised of Company matching contributions to its 401(k) plan of $5,600, $7,800 for car allowance, $7,097 for interest rate subsidy relating to move of corporate headquarters to Houston, and $9,183 bonus in view of the Company's decision not to pay further premiums for split dollar life insurance pending clarification of the rules under the Sarbanes-Oxley Act of 2002.
(8) Mr. Davis' All Other Compensation for 2002 is comprised of Company matching contributions to its 401(k) plan of $8,000, $6,577 for car allowance, $6,025 for interest rate subsidy relating to move of corporate headquarters to Houston and $494 representing the full dollar value of the term portion of a Company paid premium for a split dollar life insurance policy and $1,581 representing the non-term portion of said policy. Also included in the All Other Compensation is a $743,187 lump sum severance payment to Mr. Davis, the details of which can be found under "Other Severance Arrangements".
(9) The present value of the benefit of the non-term portion of the split dollar life insurance policy was determined by calculating the present value of interest at risk on future premiums to be paid by the Company, assuming an interest credit rate of 8% plus the present value of past premiums paid by the Company, assuming an interest credit rate of 8%.

                                                          EXECUTIVE COMPENSATION

OPTION/SAR GRANTS IN 2002

The following table provides information on the options granted to the Named Executive Officers named in the Summary Compensation Table and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the Named Executive Officers may eventually realize in future dollars under two hypothetical situations: if the stock gains 5% or 10% in value per year compounded over the remaining term of the options. These are assumed rates of appreciation and not intended to forecast future appreciation of the Company's common stock.

                                                                                POTENTIAL REALIZABLE
                                                                                VALUE AT ASSUMED ANNUAL
                         INDIVIDUAL GRANTS                                      RATES OF STOCK PRICE
-------------------------------------------------------------------------------------
                         NUMBER OF    PERCENT OF
                         UNDERLYING   TOTAL OPTIONS                             APPRECIATION FOR
                         OPTIONS      GRANTED TO      EXERCISE                  OPTION TERM (3)
                         GRANTED      EMPLOYEES IN    PRICE PER    EXPIRATION                       GRANT DATE
NAME                     (1)          2002(2)         SHARE        DATE         5%($)     10%($)    VALUE(4)
--------------------------------------------------------------------------------------------------------------
ROBERT L. PARKER JR.      150,000         10.80%        $2.24        8/6/09     210,000   223,500    196,500
ROBERT F. NASH            120,000          8.64%        $2.24        8/6/09     168,000   178,800    157,200
THOMAS L. WINGERTER        70,000          5.04%        $2.24        8/6/09      98,000   104,300     91,700
W. KIRK BRASSFIELD         70,000          5.04%        $2.24        8/6/09      98,000   104,300     91,700
JAMES J. DAVIS            120,000          8.64%        $2.24        8/6/09     168,000   178,800    157,200
  (FORMER CFO)

(1) All options were awarded under the 1997 Stock Plan. There have been a total of 8,046,500 options awarded under the 1997 Plan from inception of which 5,628,500 or 70% have been awarded to employees who were not an executive officer.
(2) Based on the total number of options granted to employees in 2002 under the 1997 Stock Plan.
(3) Calculated over the remaining term of the options.
(4) Calculated using the Black-Scholes option pricing model, based on the Company's current dividend policy, volatility based on stock price data over the six years preceding the option grants (57.0%) and a risk-free interest rate (3.43%), which equaled, at the time of the option grants, the yield on U.S. Treasury Strips with a time to maturity that approximates the remaining estimated average term of the options. The result is a Black-Scholes option value of $1.31 per share. The Company does not believe the values estimated by this model, or any other model, necessarily will be indicative of the values to be realized by an executive.

 EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

The following table lists the equity compensation plan information for plans approved by security holders and the equity compensation plans not approved by security holders:

                                        A                        B                        C
                                                                                 NUMBER OF SECURITIES
                                                                                 REMAINING AVAILABLE
                                                                                 FOR FUTURE ISSUANCE
                               NUMBER OF SECURITIES                                  UNDER EQUITY
                                TO BE ISSUED UPON         WEIGHTED-AVERAGE        COMPENSATION PLANS
                              EXERCISE OF OUTSTAND-    EXERCISE PRICE OF OUT-   (EXCLUDING SECURITIES
                              ING OPTIONS, WARRANTS      STANDING OPTIONS,           REFLECTED IN
PLAN CATEGORY                       AND RIGHTS          WARRANTS AND RIGHTS           COLUMN A)
------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS
  APPROVED BY SECURITY
  HOLDERS                           4,862,260(1)                8.00                  1,562,195(2)
EQUITY COMPENSATION PLANS
  NOT APPROVED BY SECURITY
  HOLDERS                           4,777,550                   4.92                  1,239,075
----------------------------
TOTAL                               9,639,810                                         2,801,270

(1) Includes 2,489,760 incentive stock options issued under the 1997 Stock Plan, which ISO's were approved by the security holders
(2) Shares are available for issuance pursuant to the 1991 Executive Stock Plan and are limited to grants of restricted stock.

OPTION/SAR GRANTS IN 2002 TO NON-EMPLOYEE DIRECTORS

The following stock options were awarded to non-employee directors in 2002.
--------------------------------------------------------------------------------

                                 NUMBER OF OPTIONS GRANTED IN
                                  2002 UNDER 1997 STOCK PLAN
--------------------------------------------------------------
NAME                             EXERCISABLE   NON-EXERCISABLE
--------------------------------------------------------------
R. RUDOLPH REINFRANK                2,500           2,500
JAMES E. BARNES                     2,500           2,500
BERNARD DUROC-DANNER                2,500           2,500
ROBERT M. GATES                     2,500           2,500
JOHN W. GIBSON JR.                  2,500           2,500
DAVID L. FIST                       2,500           2,500
JAMES W. LINN                       2,500           2,500
SIMON G. KUKES                      2,500           2,500
--------------------------------------------------------------
TOTAL                              20,000          20,000
--------------------------------------------------------------

                                                          EXECUTIVE COMPENSATION

AGGREGATED OPTION/SAR EXERCISES IN 2002 AND YEAR-END OPTION VALUES

There were no options exercised in 2002 by the named executive officers.

                                    NUMBER OF SECURITIES
                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-
                                       OPTIONS/SARS AT            THE-MONEY OPTIONS/SARS AT
                                      DECEMBER 31, 2002             DECEMBER 31, 2002 (1)
  ------------------------------------------------------------------------------------------
  NAME                           EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
  ------------------------------------------------------------------------------------------
  ROBERT L. PARKER JR.             976,000         135,000(2)        $0             $0
  ROBERT L. PARKER                 522,500          22,500(3)        $0             $0
  ROBERT F. NASH                    67,500         127,500(4)        $0             $0
  THOMAS L. WINGERTER              257,000          75,000(5)        $0             $0
  W. KIRK BRASSFIELD               107,500          67,500(6)        $0             $0
  JAMES J. DAVIS                   508,500          82,500(7)        $0             $0

(1) The value per option is calculated by subtracting the exercise price of each option ($4.50 for previous awards under the 1994 Plan and $8.875 for all awards in 1997 under the 1994 and the 1997 Plans and $10.1825 for awards in 1998 under the 1997 Plan, $3.1875 for awards in 1999 under the 1997 Plan, $5.35 for awards in 2001 under the 1997 Plan, $2.24 for awards in 2002 under the 1997 Plan) from the $2.22 closing price of the Company's common stock on the New York Stock Exchange on December 31, 2002.
(2) 48,750 vest in 2003, 48,750 vest in 2004 and 37,500 vest in 2005
(3) 11,250 vest in 2003 and 11,250 vest in 2004
(4) 48,750 vest in 2003, 48,750 vest in 2004 and 30,000 vest in 2005
(5) 28,750 vest in 2003, 28,750 vest in 2004 and 17,500 vest in 2005
(6) 25,000 vest in 2003, 25,000 vest in 2004 and 17,500 vest in 2005
(7) 41,250 vest in 2003 and 41,250 vest in 2004

 COMPENSATION COMMITTEE REPORT

In this section we describe our executive compensation policies and practices, including the compensation we pay our Chief Executive Officer, the other executive officers and other officers and key employees.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

During 2002 the Compensation Committee of the Company's Board of Directors consisted of R. Rudolph Reinfrank, David L. Fist, John W. Gibson Jr. and James
E. Barnes. No member of our committee during 2002 was an employee of the Company or any of its subsidiaries. Each member qualifies as a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934.

Our committee has overall responsibility for the Company's compensation policies for executive officers, other officers and key employees. Our committee's functions include:

o determining the compensation of the Chief Executive Officer, Robert L. Parker Jr.

o on recommendation of the Chief Executive Officer, reviewing and approving the other executive officers', other officers' and key employees' compensation, including salary, payments under the annual incentive bonus compensation plan, and

o granting awards to officers, directors and key employees under the Company's stock plans.

Our committee is providing the following report on the Company's compensation policies, the relationship of the Company's performance to such compensation policies and the Chief Executive Officer's compensation.

COMPENSATION POLICIES

The Company's compensation policies for executive and non-executive officers and key employees are designed to address a number of objectives, including rewarding financial performance and rewarding the achievement of returns for stockholders. The Company's policies rely primarily on two principles:

o First, a significant portion of the compensation should be in the form of stock and stock-based incentives, and

o Second, a large portion of cash compensation should be dependent upon meeting stated financial objectives.

When establishing salaries, bonus levels and stock-based awards, our committee considers the job functions, responsibilities and performance during the past year and the amount of compensation paid to officers and key employees in similar positions of comparable companies based on periodic reviews of data obtained from independent consultants. Our committee reviews companies whose size, type of business, assets, and rates of growth are similar to the Company's.

Our committee also makes discretionary and subjective determinations of appropriate compensation amounts to take into account the Company's philosophy of compensating individuals for the success they achieve in managing specific functions or their performance in extraordinary circumstances, such as leadership during difficult market conditions, corporate reorganizations, contributions toward achievement of strategic objectives, etc.

                                                   COMPENSATION COMMITTEE REPORT

In the case of officers and key employees other than Mr. Parker Jr., the committee places considerable weight on the recommendations of Mr. Parker Jr.

THE VALUE OF EQUITY

A basic premise of the Company's compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. We have utilized the Company's stock plans to insure that the value of equity ownership is extended to officers and other key employees of the Company.

ANNUAL BASE SALARY

The committee believes that base salary plays a major role in attracting, motivating and retaining effective officers and key employees. Our committee reviews base salaries of officers and key employees annually and generally establishes a base salary at or near the average levels paid by other companies it reviews. While the committee considers other factors than peer company salaries, as previously noted, the committee recognizes that it must compete with peer companies in order to obtain and retain qualified personnel.

After reviewing the performance of the Company for the year 2002 and the salary levels and performance of the officers and key employees, the committee agreed with the recommendation of Mr. Parker Jr. that salaries for all personnel except staff positions be frozen, and that only cost of living raises be granted to staff personnel.

VARIABLE INCENTIVE COMPENSATION

The Incentive Compensation Plan ("ICP") covers all officers and key employees and is used as the basis to pay bonuses each year based on the achievement of certain financial and operating objectives. For incentive bonuses to be earned, certain threshold levels of performance must be met. Up to two times employees' base can be earned if specified levels of performance are achieved. For 2002, ICP formulas were employed to evaluate the performance of the corporate group and each operating region. The corporate group formula was based on EBITDA (earnings before interest, taxes, depreciation and amortization), but was contingent upon net income of the Company. Each operating region's formula was based on threshold amounts of EBITDA, inventory and days sales outstanding on trade receivables, with potential for a 15% increase if the TRIR (total recordable incident rate), which measures safety performance, was below a certain level.

Because of losses during 2002, no bonuses were paid to the corporate group in 2002. Although certain operating divisions achieved threshold levels for days sales outstanding and inventory during 2002, management determined that these threshold levels were achieved in part due to a slowdown in business and not solely on the basis for which they were intended. As a result, management recommended, and we concurred, that bonuses for certain operating divisions be reduced from $370,540 to $100,797 in total.

EQUITY COMPENSATION

The committee retained Clark/Bardes, a compensation consultant, to advise the committee on equity compensation issues relating to officers and key employees. Taking

 COMPENSATION COMMITTEE REPORT

into consideration the existing grants to officers and key employees, a comparison of equity compensation with peer companies and recommendations of management, the committee approved granting of 1,235,000 non-qualified stock options to officers and key employees under the Company's 1997 Stock Plan, as amended ('97 Plan), excluding the CEO who is addressed below, and a restricted stock grant of 30,000 to one other officer. As of December 31, 2002, approximately 7,267,310 stock options were outstanding under the '97 Plan. There are 1,227,700 additional shares authorized and reserved for issuance under the '97 Plan, which the committee intends to continue distributing in a broad-based manner consistent with the compensation philosophy described in this report, subject to changes in rules issued by the NYSE and SEC which may affect accounting treatment of stock options. In the event that rule changes result in restricted stock grants becoming a preferable method of allocating equity compensation, the committee will consider utilizing the 1,562,195 shares available under the 1991 Executive Stock Plan for restricted stock grants, which plan was previously approved by shareholders.

EMPLOYMENT AGREEMENTS

The committee also utilized a consultant to advise on the issue of employment agreements for officers and key employees, including an analysis of the current Severance Compensation and Consulting Agreements. The consultant advised that it was customary in the industry for officers and key employees to have employment agreements. In addition, they advised that the committee address certain issues with the existing Severance Compensation and Consulting Agreements that did not provide appropriate protection or were otherwise not customary in the industry. The committee took into consideration the benefits of contractual agreements with officers and key employees and the use of employment agreements by peer companies and recommended that management enter into employment agreements with officers and key employees, based on a three-tiered approach, with the top tier composed of four executive officers, the second tier of four executive and other officers and the third tier of one other officer and key employees. In addition, the committee recommended that all officers who were currently a party to the Severance Compensation and Consulting Agreement be offered change in control benefits in their employment agreement in exchange for termination of the existing Severance Compensation and Consulting Agreements. Based on these recommendations, management entered into employment agreements with twelve officers and key employees. The officers who were previously a party to a Severance Compensation and Consulting Agreement with the Company agreed to terminate their Severance Compensation and Consulting Agreement in consideration for incorporation of certain change in control benefits into their respective employment agreements, which provide that in the event of a change in control the term of the employment agreement will be extended for an additional three years during which time if there is a change in control, the employee shall be entitled to receive benefits based on an increased multiplier of three times

                                                   COMPENSATION COMMITTEE REPORT

cash compensation. See the Other Information section for more information on the employment agreements for the Named Executive Officers.

CHIEF EXECUTIVE OFFICER

Our committee believes that Mr. Parker Jr.'s leadership as CEO is a key to the Company's success. Specifically, Mr. Parker Jr. has most recently provided leadership and vision in connection with:

o assembling a new team of senior management to accelerate the implementation of the strategic plan of the Company, including a renewed focus on reduction of debt through sale of assets,

o implementing a reorganization of operating divisions to facilitate aggressive marketing of rigs, and

o implementing a strategic planning and budgeting process to provide accountability of each operating division, which together with the reorganization has resulted in significant cost savings.

Mr. Parker Jr. received a base salary of $522,500 in 2002. Despite the significant achievements noted above, the committee determined not to increase Mr. Parker's base salary for 2003 due to the Company's financial results and market conditions.

Mr. Parker's annual bonus is based on the ICP provisions discussed under "Variable Compensation". Because the corporate group of the Company did not achieve any of its threshold performance levels in 2002, Mr. Parker Jr. did not earn a bonus in 2002 under the ICP formula.

The committee also reviewed prior stock grants and option awards to Mr. Parker Jr. and utilized input from Clark/Bardes for this aspect of Mr. Parker's compensation review. Based on a review of CEOs of peer companies, Mr. Parker's performance and his current equity compensation, the committee agreed to award Mr. Parker Jr. 150,000 stock options in 2002.

Mr. Parker Jr. also entered into an employment agreement which is described in the Other Information section on page 32.

TAX LAW LIMITS ON EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code limits tax deductions for certain executive compensation over $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and stockholders have approved the compensation arrangements. The compensation committee has not yet adopted a formal policy with respect to qualifying compensation paid to its executive officers for an exemption from this limitation on deductibility imposed by this section. The committee anticipates that all compensation paid to its executive officers during 2003 will qualify for deductibility because no executive's compensation is expected to exceed the dollar limitations of such provision.

Respectfully submitted,

R. Rudolph Reinfrank, Chairman
David L. Fist
John W. Gibson Jr.
James E. Barnes

 AUDIT COMMITTEE REPORT

In this section we describe the functions of the audit committee as provided by the Audit Committee Charter and the rules and regulations of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"). In compliance with these regulations, the entire Board of Directors ("Board") this year reviewed the composition of the audit committee and:

 (i) determined that each member satisfies the requirement that all audit committee members be "independent" directors as defined by the NYSE,
 (ii) determined that each member possessed the requisite financial literacy, and
 (iii) determined that at least one member possessed financial management expertise.

In addition, although the new rules of the SEC regarding independence are not yet effective, the Board also evaluated the members of the audit committee under these new independence standards and determined that each member was "independent" on the basis that:

 (i) no member of the committee has accepted any consulting, advisory or other compensatory fee from the Company other than in the committee's capacity as a member of the Board and its committees, and
 (ii) no member of the committee is a person that is affiliated with the Company apart from his capacity as a member of the Board and its committees.

The SEC has also adopted new rules requiring companies to disclose the number and names of persons that the board of directors has determined to be "audit committee financial experts" serving on the audit committee and whether they are independent of management based on the SEC definition, or to disclose why they do not have an audit committee financial expert. The board is in the process of reviewing the qualifications of the Audit Committee members to determine whether or not any current members satisfy the technical definition of an "audit committee financial expert", taking into consideration the guidelines contained in the SEC rules. Although this process is on-going at the present time, as noted above, the Board believes that the existing committee members have considerable financial management expertise and possess the necessary experience to effectively monitor the financial statements of the Company. Our Audit Committee consists of three independent directors, each of whom has been selected for the Audit Committee by the Board based on the Board's determination that they are fully qualified to monitor the performance of management, internal accounting operations and the independent auditors and are fully qualified to oversee the disclosures of the Company to the end that they fairly present the Company's financial condition and results of operations. In addition, the Audit Committee has the ability on its own to retain independent accountants or other consultants whenever it deems appropriate.

In addition, the audit committee reviewed its Charter in regard to the new SEC rules applicable to audit committees and amended its charter to include provisions to address these new rules as follows:

                                                          AUDIT COMMITTEE REPORT

o added a provision providing that the audit committee is responsible for the retention and compensation of the independent accountants,

o added a provision requiring the adoption of procedures for the receipt, retention and treatment of complaints regarding questionable accounting practices, internal controls and audit practices,

o added a provision authorizing the audit committee to retain professional advisors and to provide for funding for payment of such advisors.

The revised Audit Committee Charter, as approved by the Audit Committee, was presented to and approved by the Board. A copy of this revised Charter is attached to this Proxy Statement as Appendix A.

The new SEC rules also require companies to disclose whether or not they have a code of ethics for the CEO, CFO, principal accounting officer and persons performing similar functions. The SEC rules require that a financial code of ethics include standards to promote:

o honest and ethical conduct,

o avoidance of conflicts of interest,

o full, fair, accurate, timely and understandable disclosure in reports,

o compliance with applicable governmental laws, rules and regulations,

o prompt internal reporting of violations of the code, and

o accountability for adherence to the code.

In response to the new rules, the Company recently amended its existing Code of Corporate Conduct to add certain provisions to comply with the new SEC rules. The full text of the Code of Corporate Conduct can be found on the Company's Web site at www.parkerdrilling.com.

AUDIT COMMITTEE REPORT

The role of the audit committee is to assist the board of directors in its oversight of the Company's financial reporting process, system of internal controls, audit processes and compliance with laws, regulations and Company policies, which duties are summarized on page 13 of this Proxy Statement.

The committee operates pursuant to a Charter, which sets forth the duties and responsibilities of the committee. While the committee has certain duties as set forth in the Charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting rules and regulations, as these functions are the responsibility of management and the independent accountants. In the performance of its oversight function, the committee addressed the following specific matters:

o We reviewed quarterly 10-Q's and the 2002 year-end financial statements and discussed them with management and the independent accountants,

o We received the written disclosures from the independent accountants and confirmed the independence of the accountants pursuant to Independence Standard No. 1,

o We engaged in private discussions with the independent accountants to discuss matters relevant to the plan-

 AUDIT COMMITTEE REPORT

ning and implementation of the Company's audit,

o We discussed with the independent accountants the matters contained in the Statement of Auditing Standards No. 61, including without limitation, the quality as well as the completeness and accuracy of the financial statements,

o We discussed with management and the independent accountants significant financial and reporting issues and judgments made in connection with the preparation of the Company's financial statements, including all critical accounting policies and practices and alternative treatment of financial transactions,

o We reviewed the appointment of the director of internal auditing, reports prepared by the internal auditing department and management responses, and approved the scheduling, budget and staffing of the planned scope of internal audits,

o We discussed with management various matters regarding the compliance of the Company and its subsidiaries with the Company's Code of Corporate Conduct, including the Foreign Corrupt Practices Act,

o We discussed certain legal matters with counsel, and

o The committee reviewed the fees charged by PWC for services performed in 2002. These fees are set forth in the table immediately following this report.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, we hereby recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the SEC, and submitted to the shareholders in connection with this Proxy Statement.

Respectfully submitted,

James E. Barnes, Chairman
R. Rudolph Reinfrank
Robert M. Gates

FEES OF INDEPENDENT ACCOUNTANTS

Aggregate fees for professional services rendered for the Company by PWC for the years ended December 31, 2002 and 2001 were:

                         2001       2002
                       --------   --------
Audit Fees:            $278,190   $358,800
Audit-Related Fees:    $ 33,600   $ 24,100
Tax Fees:              $301,970   $221,068
All Other Fees:        $390,286   $216,956

The All Other Fees of $216,956 and $390,286 for 2002 and 2001 respectively were for internal audit services. As of July 31, 2002, the Company terminated its agreement with PWC for internal audit services, and as a result, these services are now performed internally by the Company.

                                                               OTHER INFORMATION

RELATED TRANSACTIONS

On February 27, 1995, the Company entered into a Split Dollar Life Insurance Agreement with Robert L. Parker Sr. and the Robert L. Parker Sr. and Catherine
M. Parker Family Trust under Indenture dated 23rd day of July 1993 ("Trust") pursuant to which the Company agreed to provide life insurance protection for Mr. and Mrs. Robert L. Parker in the event of the death of Mr. and Mrs. Parker (the "Agreement"). The Agreement provided that the Trust would acquire and own a life insurance policy with face amount of $13,200,000 and that the Company would pay the premiums subject to reimbursement by the Trust out of the proceeds of the policy, with interest to accrue on the premium payments made by the Company from and after January 1, 2000, at the one-year Treasury bill rate. The repayment of the premiums is secured by an Assignment of Life Insurance Policy as Collateral. On October 14, 1996, the Agreement was amended to provide that the interest accrual would be deferred until February 28, 2003, in consideration for the Company's termination of a separate life insurance policy on the life of Robert L. Parker. On April 19, 2000, the Agreement was amended and restated to replace the previous policy with two policies, one for $8,000,000 on the life of Robert L. Parker and one for $7,700,000 on the lives of both Mr. and Mrs. Robert
L. Parker. Mr. Robert L. Parker Jr., the Company's CEO and son of Robert L. Parker, will receive one-third of the net proceeds of the policies.

As of December 31, 2002, the accrued amount of premiums paid by the Company on the policies and to be reimbursed by the Trust to the Company was approximately $4.7 million. Due to the adoption of the Sarbanes-Oxley Act of 2002 ("SOX"), additional loans to executive officers and directors may be prohibited, although continuance of loans in existence as of July 30, 2002, are allowed; provided there is no modification to such loans. Because the advancing of additional annual premiums by the Company may be considered a prohibited loan under SOX, the Company elected to not advance the $559,570 premium that was due in December 2002 pending further clarification from the SEC as to how the Company's obligation to advance these premiums under the Agreement can be honored without violating SOX.

                                     * * *

As part of building business relationships and fostering closer ties to clients, the Company traditionally hosts customers in a variety of activities such as sporting events and other outdoor activities, coupled with industry-related conferences.

Robert L. Parker, chairman of the Company, through the Robert L. Parker, Sr. Family Limited Partnership (the "Limited Partnership") owns a 2,987 acre ranch near Kerrville, Texas, ("Cypress Springs Ranch") which the Limited Partnership makes available to the Company for customer retreats and forums and Company management meetings. Robert L. Parker has a 50 percent general partnership interest and a 46.5 percent limited partnership interest in the Limited Partnership. The Cypress Springs Ranch provides lodging, conference facilities, sporting and other outdoor

 OTHER INFORMATION

activities in conjunction with marketing and other business purposes.

The Limited Partnership also owns a 4,982 acre cattle ranch near Mazie, Oklahoma ("Mazie Ranch"). The Mazie Ranch is also used by the Company for outdoor activities by customers. There is an agreement between the Company and the Limited Partnership that the Cypress Springs Ranch and the Mazie Ranch shall be available for Company use as described above without limitation. In consideration for the availability and use of these facilities, the Company has an agreement with the Limited Partnership to pay a portion of the ranch expenses. The total amount of these expenses paid by the Company in 2002 was $161,938.

                                     * * *

Mr. Robert L. Parker Jr. incurred tax liability of $163,092 on January 5, 1998, in connection with the vesting of restricted stock granted to him in 1995 by the Company pursuant to the Company's 1991 Stock Grant Plan. As was customary, the Company paid the estimated taxes on said stock grant pursuant to an agreement that Mr. Parker Jr. would repay said amounts to the Company. At the present time Mr. Parker Jr. is indebted to the Company in the amount of $163,092 and is assessed imputed interest on this amount.

                                     * * *

In December 2001, Mr. John W. Gibson Jr., President and CEO of Halliburton Energy Services Group ("HES"), was elected a director of the Company. Mr. Gibson is standing for election as a director under Proposal One described on page 9. During 2002, a subsidiary of the Company received $2,494,175 in gross revenues for performance of a labor-contract for a subsidiary of HES.

EMPLOYMENT AGREEMENTS

Each of the executive officers entered into an employment agreement with the Company that became effective during 2002. The term of each agreement is for three years and each provides for automatic extensions of two years, with the exception of Mr. Brassfield and Mr. Wingerter, whose agreements are for two years, and Mr. Parker Sr. whose agreement is for one year. The employment agreements provide for the following benefits:

o payment of current salary, which may be increased upon review by the CEO (or the Board of Directors in case of CEO and Chairman) on an annual basis but cannot be reduced except with consent of the executive,

o for payment of bonuses of up to 100% (75% for Mr. Nash and Mr. Whalen, CFO, and 50% for Mr. Wingerter and Mr. Brassfield) of salary based on meeting certain incentives,

o to be eligible to receive stock options and to participate in other benefits, including without limitation, paid vacation, 401(k) plan, health insurance and life insurance.

If the executive's employment is terminated, including by reason of death or disability or retirement, but excluding termination for cause or termination as a result of the resignation of the executive, unless for good reason (based on definitions of cause and good reason in the

                                                               OTHER INFORMATION

agreements), the officer is entitled to receive:

o salary for remainder of month of termination,

o bonus for prior year if earned and yet unpaid,

o remainder of vacation pay for the year,

o a severance payment equal to two times the sum of the highest salary and bonus over the previous three years, except for Mr. Brassfield and Mr. Wingerter whose payment will be based on a 1.5 times multiplier ("Additional Benefit"), and

o continued health benefits for two years, except for Mr. Brassfield and Mr. Wingerter who will receive these benefits for 1.5 years ("Other Benefits").

In consideration for these benefits the executive agrees to perform his customary duties set forth in the employment agreement, and further covenants not to solicit business except on behalf of the Company during his employment and to refrain from hiring employees of Company or to compete against the Company for a period of one year following his termination.

In addition to the above benefits, each employment agreement provides that in the event of a change in control, as defined in the agreement, the term of the employment agreement will be extended for three years. If the executive is terminated during this three-year period for any reason except for cause or the executive resigns during the first two years after the change in control for good reason, the Additional Benefit payable shall be based on three times salary and bonus, payable in a lump sum, and the Other Benefits shall also be provided for three years. In certain circumstances, the Company has agreed to make the executive whole for excise taxes that may apply with respect to payments made after a change in control. The benefits provided under the employment agreements executed by the executive officers are in lieu of and replace the benefits under the Severance Compensation and Consulting Agreements previously executed by the executive officers, which Severance Compensation and Consulting Agreements have been terminated.

OTHER SEVERANCE AGREEMENTS

In connection with the termination of employment of James J. Davis, former senior vice president and chief financial officer, on September 26, 2002, Mr. Davis entered into a Separation Agreement and Release of same date pursuant to which Mr. Davis was paid a $743,187 lump sum severance payment, granted the right to receive continuing medical coverage under the Company's health plan until the earlier of Mr. Davis' re-employment or September 30, 2003, and was allowed to retain all stock options previously awarded, which options shall continue to vest and otherwise be subject to their respective award agreements; provided that all options not vested or exercised by September 30, 2004, shall expire as of that date.

INDEMNIFICATION

In accordance with our By-Laws, we indemnify our Directors and officers to the fullest extent permitted by law so that they will serve free from undue concern that they will not be indemnified. We also have signed agreements with each of the direc-

 OTHER INFORMATION

tors and Named Executive Officers, which agreements were updated this year, contractually obligating us to provide indemnification.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that during 2002, all filings with the SEC by its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of Company common stock under Section 16(a) of the Securities Exchange Act of 1934.

COSTS OF PROXY SOLICITATION

The Company is paying for and distributing proxies. As part of this process, the Company reimburses brokers, nominees, fiduciaries, and other custodians reasonable fees and expenses in forwarding proxy materials to stockholders. The Company is using Georgeson Shareholder Communications, Inc. as its proxy solicitor to whom it is paying a fee of $7,000 plus expenses. Employees of the Company may also solicit proxies through the mail, telephone or other means. Employees do not receive additional compensation for soliciting proxies.

                                                               OTHER INFORMATION

REQUIREMENTS AND DEADLINES FOR SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATION FOR DIRECTORS

Under our By-laws, certain procedures are provided which a shareholder must follow to nominate persons for election as Directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Corporate Secretary of the Company at 1401 Enclave Parkway, Suite 600, Houston, Texas 77077. The nomination or proposed item of business must be received no later than 90 days and no more than 120 days in advance of an annual meeting. The 2003 Annual Meeting is currently scheduled for April 27, 2004.

For any other annual or special meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of meeting.

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment, including consideration of the recommendations of management.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Under the rules of the SEC, shareholder proposals intended to be presented at the Company's 2003 Annual Meeting of Shareholders must be received by the Corporate Secretary, at our principal executive offices not less than 90 nor more than 120 days before our 2003 Annual Meeting, currently scheduled for April 27, 2004.

If you have questions or need more information about the annual meeting, write to:

  Parker Drilling Company
  Corporate Secretary
  1401 Enclave Parkway, Ste. 600
  Houston, Texas 77077

or call us at (281) 406-2000.

Whether or not you plan to attend the Annual Meeting, please vote by telephone or Internet or mark, sign, date and promptly return your completed proxy in the enclosed envelope. The toll free number to vote by telephone is at no cost to you. No postage is required for mailing in the United States.

By order of the Board of Directors,

/s/ RONALD C. POTTER
Ronald C. Potter
Corporate Secretary

Houston, Texas
March 21, 2003

 APPENDIX A

CHARTER OF THE AUDIT
COMMITTEE OF THE BOARD OF DIRECTORS

PURPOSE

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the independent accountant's qualifications and independence, (3) the performance of the Company's internal audit function and independent accountants, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

COMMITTEE MEMBERSHIP

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange and of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission or the Company shall disclose in the 10-K why it does not have a financial expert. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating & Governance Committee. Audit Committee members may be replaced by the Board.

MEETINGS

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent accountants in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accountant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace the independent accountant (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accountant (including resolution of disagreements between management and the independent accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountant shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountant, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to year end.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall

                                                                      APPENDIX A

provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accountant for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent accountant the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2. Review and discuss with management and the independent accountant the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent accountant's review of the quarterly financial statements.

3. Discuss with management and the independent accountant significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4. Discuss quarterly with management and the independent accountants:

(a) All critical accounting policies and practices used or to be used.

(b) All alternative treatments of financial transactions in accordance with generally accepted accounting principles that have been discussed by management with the independent accountants, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountant.

(c) Other material written communications between the independent accountant and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

6. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

 APPENDIX A

Oversight of the Company's Relationship with the Independent Accountant

7. Obtain and review a report from the independent accountant at least annually regarding (a) the independent accountant's internal quality-control procedures,
(b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent accountant and the Company. Evaluate the qualifications, performance and independence of the independent accountant, including considering whether the accountant's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent accountant's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent accountants to the Board.

8. Confirm independence of account ants pursuant to ISB No. 1, including the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

9. Meet with the independent accountant prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

10. Review the appointment and replacement of the director of internal auditing.

11. Review the reports to management prepared by the internal auditing department and management's responses.

12. Discuss with the independent accountant and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audits.

Compliance Oversight Responsibilities

13. Obtain from the independent accountant assurance that Section 10A(b) of the Exchange Act has not been implicated based on information discovered during the audit.

14. Obtain reports from management that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct.

15. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

16. Discuss with management and the independent accountant any cor-

                                                                      APPENDIX A

respondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

17. Discuss with the Company's counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

LIMITATION OF AUDIT COMMITTEE'S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountant.

ANNUAL REPORT

The Company has provided to each person whose proxy is being solicited a copy of its 2002 Annual Report to Stockholders. The Company will provide without charge to each person who requests, a copy of the Company's annual report on Form 10-K (including the financial statements and financial schedules thereto) required to be filed with the Securities and Exchange Commission for the year ended December 31, 2002. Such requests should be directed to Mr. David Tucker, Investor Relations Department, Parker Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077.

Stockholders are invited to keep current on the Company's latest contracts, news releases and other developments throughout the year by way of the Internet. The Parker Drilling Company home page can be accessed by setting your World Wide Web browser to http://www.parkerdrilling.com for regularly updated information.

                             PARKER DRILLING COMPANY

                         ANNUAL MEETING OF STOCKHOLDERS
                      Wednesday, April 30, 2003 10:00 a.m.
                  The Westlake Club 570 Westlake Park Boulevard
                                 Houston, Texas













--------------------------------------------------------------------------------




(PD(R) LOGO)
      PARKER DRILLING COMPANY
      This proxy is solicited on behalf of the Board of Directors         PROXY
--------------------------------------------------------------------------------

The undersigned appoints ROBERT L. PARKER and ROBERT L. PARKER JR., or either of them, as Proxies, with the power of substitution, and authorizes them to represent the undersigned at the annual meeting of stockholders to be held April 30, 2003, or any adjournment thereof, and to vote all the shares of common stock of Parker Drilling Company held of record by the undersigned on March 12, 2003, as designated on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS IN EACH SUCH CASE.











                      See reverse for voting instructions.

                                                            -------------------
                                                            COMPANY #
                                                            CONTROL #
                                                            -------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 29, 2003.

o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

o        Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/pkd/ -- QUICK *** EASY *** IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 29, 2003.

o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Parker Drilling Company, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.


      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                               Please detach here




          The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors -- director nominees:                                  [ ] Vote FOR            [ ] Vote WITHHELD
                                                                                    all nominees            from all nominees
        01 R. Rudolph Reinfrank                                                     (except as marked)
        02 John W. Gibson, Jr.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,        ------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2. PROPOSAL TO RATIFY the selection of PricewaterhouseCoopers LLP as
   independent accountants for 2003.                                            [ ] For        [ ] Against     [  ] Abstain

3. IN THEIR DISCRETION, the Proxies are authorized to vote in their best judgment upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Address Change? Mark Box [ ]   I Plan to Attend the Meeting [ ]
Indicate changes below:

                                                                                Date
                                                                                     -------------------------------------------


                                                                                     -------------------------------------------

                                                                                     -------------------------------------------

                                                                                Signature(s) in Box

                                                                                Please sign exactly as your name(s) appears on
                                                                                Proxy. If held in joint tenancy, all persons must
                                                                                sign. Trustees, administrators, etc., should include
                                                                                title and authority. Corporations should provide
                                                                                full name of corporation and title of authorized
                                                                                officer signing the proxy.